                                                                      EXHIBIT 21


                        LIST OF SIGNIFICANT SUBSIDIARIES

                                                State or Other Jurisdiction of Incorporation
                                                  or Organization of each such Significant
                                                 Subsidiary, and Names (if any) under which
Name of Significant Subsidiary                 Each such Significant Subsidiary does Business
-----------------------------------         ----------------------------------------------------
STAAR Surgical AG                                               Switzerland